Exhibit 99.1

CurAegis Technologies, Inc.

CEO Report

June 19, 2019

Dear Curaegis Shareholders,

This is a short CEO update for CurAegis Technologies, Inc. as of June 19, 2019.

AEGIS Division Sale:

Initial contacts have been sent out. Paramax (our investment banking consultants) is expecting to send out others in the near future. We have already received some initial responses. We expect to receive further responses over the next 30 to 45 days. It is essential that we minimize information so that it does not find its way back to potential buyers. The number of responses and the responders’ names has to be kept confidential. I will keep you informed as much as our protocols will allow.

CURA Division:

As you know we have been working with two companies; one to build our API, SDK and Cloud Presence, and one to build our App. We are very excited about the look and feel of the new App and we believe the user experience will be very impressive. Some features of the new App are:

●     The App interfaces with Apple Health Kit, Google Health and Fitbit.

●     Data can be captured from any wearable or sensor feeding these systems, such as:

o     Apple Watch

o     Fitbit

o     Wear OS devices

●     Will be available in the app stores.

●     Cleaner look and feel.

●     Display sleep history.

●     API integration.

●     Seamless Help Desk Integration.

●     Push Notifications to the user.

To finish up and fix any existing bugs, we have merged the balance of the development into one of the companies. As you know from our previous experiences, it is very difficult to predict a date when this will be completed. We are doing everything we can to have the system ready as soon as possible. We do have many companies and organizations waiting to see and hopefully buy this valuable technology.

FUND RAISING:

We are in the midst of raising funds for a bridge loan to take us to the closing of the AEGIS Division Sale. We have preliminary commitments for most of the funds needed.

I will keep you informed of our milestones as soon as I can.

As always, thank you for your patience and confidence,

Richard A. Kaplan, CEO

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS. This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological, strategic and/or regulatory factors and other factors affecting the operation of CurAegis’ businesses. More detailed information about these factors may be found in filings by CurAegis with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, and periodic reports on Form 8-K. CurAegis is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.

ABOUT CURAEGIS TECHNOLOGIES, INC. CurAegis Technologies, Inc. (OTCQB: CRGS) was incorporated as a New York business corporation on September 25, 1996. The Company develops and markets advanced technologies in the areas of power, safety and wellness. The Company is focusing its commercialization strategies on the following technologies: (i) the CURA System which includes a wellness and safety system (the CURA System) which measures degradation of alertness and sleep attributes and the Z-Coach education and training program and (ii) the Aegis hydraulic pump. The CURA System consists of hardware and software that measures multiple metrics in order to establish that a person's ability to perform a task or job appears to be degrading. The Aegis hydraulic pump is an innovative hydraulic design, whose goal is to deliver better efficiencies in a package that is smaller and lighter than existing technologies. The Company has not had any significant revenue-producing operations.

CONTACT: Richard A. Kaplan Chief Executive Officer 585-254-1100